UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: February 17, 2016
(Date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3010 Briarpark Drive
Houston, Texas 77042
(Address of principal executive offices and zip code)

(855) 283-9237
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 17, 2016, Phillips 66 Partners LP (the “Partnership”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Phillips 66 Partners GP LLC (the “General Partner”), Phillips 66 Company (“P66 Company”), and Phillips 66 Project Development Inc. (“P66 PDI”), each a wholly owned subsidiary of Phillips 66 (“PSX”). Pursuant to the Contribution Agreement, the Partnership agreed to acquire from P66 PDI, through a series of intercompany contributions, a 25 percent controlling limited liability company interest in Phillips 66 Sweeny Frac LLC (the “Fractionator Transaction”), which owns the assets described below:

•
A natural gas liquids (“NGL”) fractionator at the Phillips 66 Sweeny refinery in Old Ocean, Texas, with the capacity to fractionate 100,000 barrels per day of Y-grade NGL into ethane, propane, butane, isobutene and natural gasoline (the “Sweeny Frac”).

•
Five storage caverns located between the Sweeny refinery and Freeport, Texas, that will have a combined capacity to store 7.5 million barrels of Y-grade NGL, propane, and butane. Three of these caverns are currently in service and the remaining two caverns are expected to enter into service by the end of 2016 (the “Caverns” and, collectively with the Sweeny Frac, the “Acquired Assets”).

In connection with the Fractionator Transaction, Phillips 66 and Phillips 66 Sweeny Frac LLC will enter into a fractionation agreement and a storage agreement, each with a 10-year term, that include minimum contract volume commitments to the Sweeny Frac for fractionation and minimum storage commitments at the Caverns, respectively.

In exchange for the Acquired Assets, P66 PDI will receive total consideration of approximately $236 million, consisting of the assumption by the Partnership of a note payable to P66 Company of approximately $212 million (the “Sponsor Note”) and the issuance of 421,248 newly issued units, to be allocated between common units to be issued to P66 PDI and general partner units to be issued to the General Partner in a proportion necessary for the General Partner to maintain its two percent general partner interest in the Partnership.

The Sponsor Note bears interest at the rate of three percent (3.0%) per annum, matures on October 1, 2020, may be paid in whole or in part prior to that date with no penalty, and contains customary default provisions for failure to pay principal or interest.

The Fractionator Transaction is expected to close in early March 2016. The closing of the Fractionator Transaction is subject to standard closing conditions, including, among others: (i) the continued accuracy of the representations and warranties contained in the Contribution Agreement; (ii) the performance by each party of its respective obligations under the Contribution Agreement; (iii) the absence of any legal proceeding or order by a governmental authority restraining, enjoining or otherwise prohibiting the Fractionator Transaction; (iv) the absence of a material adverse effect on the results of operations or financial condition of the interests to be acquired in the Fractionator Transaction; and (v) the execution of certain agreements and delivery of certain documents related to the consummation of the Fractionator Transaction, including an amendment to the Partnership’s existing omnibus agreement with P66 Company.

Pursuant to the Contribution Agreement, and subject to certain limitations, the Partnership has agreed to indemnify P66 Company, P66 PDI and their respective affiliates (other than the Partnership and its subsidiaries), directors, officers, employees, agents and representatives (collectively, the “P66 Company Parties”) for any and all damages resulting from any breach of a representation, warranty, agreement or covenant of the Partnership and for certain other matters. Similarly, P66 Company and P66 PDI have agreed, subject to certain limitations, to indemnify the Partnership, its subsidiaries and its and their respective affiliates (other than any of the P66 Company Parties), directors, officers, employees, agents and representatives for any and all damages resulting from any breach of a representation, warranty, agreement or covenant of P66 Company or P66 PDI and for certain other matters.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

Each of the parties to the Contribution Agreement is a direct or indirect subsidiary of PSX. As a result, certain individuals, including officers of PSX and officers and directors of the General Partner, serve as officers and/or directors of one or more of such entities. P66 PDI currently (as of the date of this Current Report on Form 8-K) owns 58,349,042 common units of the Partnership representing a 69.3 percent limited partner interest in the Partnership based on the number of common units outstanding as of February 16, 2016. P66 PDI also owns an indirect two percent general partner interest in the Partnership and all of the Partnership’s incentive distribution rights through its ownership of the General Partner.

The terms of the Contribution Agreement were approved on behalf of the Partnership by the conflicts committee and the board of directors of the General Partner. The conflicts committee, which is comprised of independent members of the board of directors of the General Partner, retained independent legal and financial advisors to assist it in evaluating and negotiating the Fractionator Transaction. In approving the terms of the Fractionator Transaction, the conflicts committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership pursuant to the Contribution Agreement is fair, from a financial point of view, to the holders of common units unaffiliated with P66 PDI and its affiliates.

Item 7.01	Regulation FD Disclosure

On February 17, 2016, the Partnership announced that it entered into the Contribution Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.		Description
2.1	--
Contribution, Conveyance and Assumption Agreement, dated as of February 17, 2016, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, Phillips 66 Company and Phillips 66 Project Development Inc.

99.1	--	Press release of Phillips 66 Partners LP, dated February 17, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: February 18, 2016	By:	/s/J.T. Liberti
J.T. Liberti Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.		Description
2.1	--
Contribution, Conveyance and Assumption Agreement, dated as of February 17, 2016, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, Phillips 66 Company and Phillips 66 Project Development Inc.

99.1	--	Press release of Phillips 66 Partners LP, dated February 17, 2016.

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